EXHIBIT 4.2

UNUMPROVIDENT CORPORATION

AND

JPMORGAN CHASE BANK

as Trustee

THIRD SUPPLEMENTAL INDENTURE

June 25, 2002

Supplement to Indenture dated as of March 9, 2001
(Senior Debt Securities)

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE, dated as of June 25, 2002, by and between UNUMPROVIDENT CORPORATION, a Delaware corporation (hereinafter called the “Company”), having its principal office at 1 Fountain Square, Chattanooga, Tennessee 37402 and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), a New York banking corporation (hereafter called the “Trustee”), having a Corporate Trust Office at 450 West 33rd Street, 15th Floor, New York, New York 10001, as Trustee under the Indenture (as hereinafter defined).

RECITALS

WHEREAS, the Company and the Trustee have as of March 9, 2001 entered into an Indenture (hereinafter called the “Indenture”, all capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Indenture) providing for the issuance by the Company from time to time of its subordinated debt securities;

WHEREAS, the Company issued a series of 7.625% senior notes due 2011 under the Indenture and First Supplemental Indenture dated as of March 9, 2001;

WHEREAS, the Company issued a series of 7.375% senior debentures due 2032 under a Second Supplemental Indenture dated as of June 18, 2002;

WHEREAS, the Company desires to issue a third series of senior debt securities under the Indenture, and has duly authorized the creation and issuance of such debt securities and the execution and delivery of this Third Supplemental Indenture to modify the Indenture and provide certain additional provisions as hereinafter described;

WHEREAS, the Company and the Trustee deem it advisable to enter into this Third Supplemental Indenture for the purposes of establishing the terms of such debt securities and providing for the rights, obligations and duties of the Trustee with respect to such debt securities;

WHEREAS, the execution and delivery of this Third Supplemental Indenture has been authorized by a resolution of the Pricing Committee of the Board of Directors of the Company;

WHEREAS, concurrent with the execution hereof, the Company has delivered an Officers’ Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel; and

WHEREAS, all conditions and requirements of the Indenture necessary to make this Third Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the mutual premises and agreements herein contained, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes (as defined below), as follows:

ARTICLE ONE

CREATION OF THE NOTES

Section 1.1.    Designation of Series.    Pursuant to the terms hereof and Sections 201 and 301 of the Indenture, the Company hereby creates a series of its debt securities designated as the “7.250% Public Income Notes (PINES®) due 2032” (the “Notes”), which Notes shall be deemed “Securities” for all purposes under the Indenture.

Section 1.2.    Form of Notes.    The definitive form of the Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Notes shall bear interest, be payable and have such other terms as are stated in the form of definitive Note and in the Indenture, as supplemented by this Third Supplemental Indenture. The Stated Maturity of the Notes shall be June 15, 2032.

Section 1.3.    Limit on Amount of Series.    The Notes initially shall not exceed U.S. $150,000,000 in aggregate principal amount, and may, upon the execution and delivery of this Third Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon the delivery of a Company Order; provided, however, that, pursuant to Section 1.9 hereof and the penultimate paragraph of Section 301 of the Indenture, the Company may elect at any time and from time to time to issue Additional Notes (as defined in Section 1.9 below) after the date hereof in such aggregate principal amount or amounts as it shall elect.

Section 1.4.    Nature of Notes/Minimum Denomination.    The Notes shall constitute senior unsecured obligations of the Company and shall be pari passu with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. Pursuant to Section 301(8) of the Indenture, the Notes shall be issued in minimum denominations of U.S. $25.00 and integral multiples thereof.

Section 1.5.    No Sinking Fund.    No sinking fund will be provided with respect to the Notes.

Section 1.6.    Notes Not Convertible or Exchangeable.    The Notes will not be convertible or exchangeable for other securities or property.

Section 1.7.    Issuance of Notes; Selection of Depository.    The Notes shall be issued as Registered Securities in permanent global form, without coupons. The initial Depository for the Notes shall be DTC.

Section 1.8.    No Additional Amounts.    No Additional Amounts shall be payable with respect to the Notes.

Section 1.9.    Issuance of Additional Notes.    From time to time subsequent to the date hereof, without the consent of the Holders of the Notes, the Company may create and issue additional Notes (the “Additional Notes”) under the terms of the Indenture and this Third Supplemental Indenture (and without the need to execute any additional supplemental indenture). The Additional Notes shall be issued as part of the existing series of Notes issued pursuant to this Third Supplemental Indenture and shall have terms identical in all material respects (except for the initial interest accrual date and the first Interest Payment Date) to any Outstanding Notes and shall be treated together with any Outstanding Notes as a single issue of Notes. Any Additional Notes issued hereunder shall rank equally and ratably with the Notes originally issued pursuant to this Third Supplemental Indenture, shall have the same CUSIP number and shall trade interchangeably with such Notes and shall otherwise constitute Notes for all other purposes hereof. Any Additional Notes may be issued pursuant to authorization provided by one or more Board Resolutions.

ARTICLE TWO

APPOINTMENT OF THE TRUSTEE FOR THE NOTES

Section 2.1.    Appointment of Trustee.    Pursuant and subject to the Indenture, the Company and the Trustee hereby constitute the Trustee as trustee to act on behalf of the Holders of the Notes, and as the principal Paying Agent and Security Registrar for the Notes, effective upon execution and delivery of this Third Supplemental Indenture. By execution, acknowledgment and delivery of this Third Supplemental Indenture, the Trustee hereby accepts appointment as trustee, Paying Agent and Security Registrar with respect to the Notes, and agrees to perform such trusts upon the terms and conditions set forth in the Indenture and in this Third Supplemental Indenture.

Section 2.2.    Rights, Powers, Duties and Obligations of the Trustee.    Any rights, powers, duties and obligations by any provisions of the Indenture conferred or imposed upon the Trustee shall, insofar as permitted by law, be conferred or imposed upon and exercised or performed by the Trustee with respect to the Notes.

ARTICLE THREE

DEFEASANCE

Section 3.1.    Defeasance Applicable to Notes.    Pursuant to Section 301(19) and Section 1401 of the Indenture, the Company will have (i) the option of defeasance of the Notes under Section 1402 of the Indenture and (ii) the option of covenant defeasance under Section 1403, in each case, upon the terms and conditions contained in Article Fourteen of the Indenture.

ARTICLE FOUR

REDEMPTION OF NOTES

Pursuant to Section 301(6) and Section 1101 of the Indenture, so long as any of the Notes are Outstanding, the following provisions shall be applicable to the Notes:

Section 4.1.    Optional Redemption by the Company.

(a)    Each of the Notes may be redeemed at the option of the Company at any time on or after June 25, 2007, in whole or in part, upon notice as set forth in Section 1104 of the Indenture, at a Redemption Price equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest on the principal amount of such Notes to the Redemption Date.

(b)    If less than all of the Notes are redeemed, Notes shall be selected for redemption pursuant to the provisions of Section 1103 of the Indenture.

(c)    The provisions of Sections 1105, 1106 and 1107 of the Indenture shall apply to a redemption of the Notes.

(d)    The Notes shall not be subject to any mandatory redemption provisions.

Section 4.2.    Applicability of Article.    Redemption of the Notes at the election of the Company or otherwise, as permitted or required by any provision of the Notes or this Third Supplemental Indenture, shall be made in accordance with such provision, Article Eleven of the Indenture and this Article Four.

ARTICLE FIVE

MISCELLANEOUS

Section 5.1.    Application of Third Supplemental Indenture.    Each and every term and condition contained in the Third Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to the Notes created hereby, including any Additional Notes, and not to any future series of Securities established under the Indenture.

Section 5.2.    Benefits of Third Supplemental Indenture.    Nothing contained in this Third Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of the Notes, the Company and the Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of the Indenture or this Third Supplemental Indenture.

Section 5.3.    Effective Date.    This Third Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

Section 5.4.    Governing Law.    This Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 5.5.    Counterparts.    This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 5.6.    Satisfaction and Discharge.    The Company shall be deemed to have satisfied all of its obligations under this Third Supplemental Indenture upon compliance with the provisions of Section 1402 of the Indenture relating to defeasance of the Notes, to the extent set forth in Section 1401.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

UNUMPROVIDENT CORPORATION

Dated:    June 25, 2002
By:     /s/     Robert C. Greving
Name:    Robert C. Greving
Title:      Senior Vice President and
               Chief Financial Officer

[Corporate Seal]

Attest:    /s/    Susan N. Roth
Name:    Susan N. Roth
Title:      Vice President, Corporate Secretary
                and Assistant General Counsel

JPMORGAN CHASE BANK
not in its individual capacity, but solely as Trustee

Dated: June 25, 2002
By:    /s/    Gregory P. Shea
Name:    Gregory P. Shea
Title:      Assistant Vice President

[Corporate Seal]

Attest:    /s/    Virginia Dominguez
Name:    Virginia Dominguez
Title:      Trust Officer

EXHIBIT A TO THIRD SUPPLEMENTAL INDENTURE

FORM OF NOTE

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:

THIS NOTE IS A SECURITY IN GLOBAL FORM (“GLOBAL SECURITY”) WITHIN THE MEANING OF SECTION 203 OF THE BASE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES INCLUDING THE PAYMENT OF PRINCIPAL AND INTEREST.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

UNUMPROVIDENT CORPORATION

7.250% PUBLIC INCOME NOTES (PINES®) DUE 2032

No.
U.S.$

CUSIP NO. 91529Y 30 4

UNUMPROVIDENT CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                             , the principal sum of                      United States Dollars (U.S.$             ) (which principal amount may from time to time be increased or decreased to such other principal amounts by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture) on June 15, 2032 and to pay interest thereon, from June 25, 2002, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly in arrears on March 15, June 15, September 15 and December 15 in each year (each, an “Interest Payment Date”), commencing September 15, 2002, at the rate of 7.250% per annum, until the principal hereof is due, and at the rate of 7.250% per annum on any overdue principal and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be, so long as the Notes are represented by Global Securities, the Business Day prior to the relevant Interest Payment Date, and in case the Notes are no longer represented by Global Securities, the 15th calendar day (whether or not a Business Day) prior to the relevant Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date and shall otherwise be payable, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Note at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by the Company for such purpose in the Borough of Manhattan, The City of New York or in the City of Chattanooga, Tennessee, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, by Dollar check drawn on, or transfer to, a Dollar account. Payments of interest on this Note may be made by Dollar check, drawn on a Dollar account, mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by wire transfer to a Dollar account. The amount of interest payable for any period shall be computed on the basis of twelve

30-day months and a 360-day year. The amount of interest payable for any period shorter than a full quarterly interest period will be computed on the basis of the number of days elapsed in a 90-day quarter of three 30-day months.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered under its corporate seal.

UNUMPROVIDENT CORPORATION

[Corporate Seal]

By:
Name:
Title:

Attest:

Name:
Title:

(Trustee’s Certificate of Authentication)

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:
JPMORGAN CHASE BANK, not in its individual
capacity, but solely as Trustee

By:
            Authorized Officer

[FORM OF REVERSE]

This Note is one of a duly authorized issue of securities of the Company designated as its “7.250% Public Income Notes (PINES®) due 2032” (herein called the “Notes”), initially limited in aggregate principal amount to U.S. $150,000,000, issued and to be issued under an Indenture, dated as of March 9, 2001 (herein called the “Base Indenture”), between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Base Indenture), and a Third Supplemental Indenture, dated as of June 25, 2002, between the Company and the Trustee (the “Third Supplemental Indenture”; the Base Indenture, as supplemented by the Third Supplemental Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder will issue the new Notes in the requested denominations. Each Note shall be in a minimum denomination of U.S. $25.00 or an integral multiple thereof.

No sinking fund is provided for the Notes.

Each of the Notes may be redeemed at the option of the Company at any time on or after June 25, 2007, in whole or in part, upon notice as set forth in Section 1104 of the Indenture, at a Redemption Price of 100% of the principal amount thereof; provided, however, that interest installments on Notes whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

In the event of a redemption of the Notes, the Company will not be required (a) to register the transfer or exchange of Notes for a period of 15 days immediately preceding the selection of Notes for redemption or (b) to register the transfer or exchange of any Note, or portion thereof, called for redemption.

In any case where the due date for the payment of the principal of, premium, if any, or interest on any Note at any Place of Payment as the case may be, is not a Business Day, then payment of principal, premium, if any, or interest of such Note need not be made on or by such date at such place but may be made on or by the next succeeding Business Day, with the same force and effect as if made on the date for such payment or the date fixed for redemption, and, provided that so long as such payment is made on or by the next succeeding Business Day, no interest shall accrue on the amount so payable for the period after such date.

[The following paragraph shall appear in each Global Security:

In the event of a deposit or withdrawal of an interest in this Note, including an exchange, redemption or transfer of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of The Depository Trust Company applicable to, and as in effect at the time of, such transaction.]

[The following paragraph shall appear in each Note that is not a Global Security:

In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof.]

If an Event of Default shall occur and be continuing, the principal of all the Notes, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Notes that are Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes that are Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by any Holder of this Note for the enforcement of any payment of principal hereof, or any premium of interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York or the City of Chattanooga, Tennessee (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered, as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal (and premium, if any) or interest on this Note and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

All capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties (Cust)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	-	_________________ Custodian _____________ (Minor)
under Uniform Gifts to Minors Act ___________ (State)

Additional abbreviations may also be used though not in the above list.

FORM OF ASSIGNMENT

For value received                          hereby sell(s), assign(s) and transfer(s) unto                          (Please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints                          as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.